Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28599, 33-37247, 33-42753, 33-51758, 33-82138, 333-34287, 333-66277, 333-79359, 333-38530, 333-69486, 333-96893, 333-109992 and 333-120147) of Southwall Technologies Inc. of our report dated February 18, 2005, except as to Note 14, which is as of March 21, 2005 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ Burr, Pilger & Mayer LLP

Palo Alto, California
March 28, 2005